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Tesco Corporation Announces Filing for Form 10-Q for the

Quarter Ended September 30, 2007 and Amends November 6th, 2007 Press Release

For Immediate Release

Trading Symbol:

"TESO" on NASDAQ

"TEO" on TSX

November 14, 2007

Houston, Texas--Tesco Corporation ("TESCO" or the "Company") today announced the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 reporting net income of $10.8 million or $0.29 per diluted share. The Company previously announced in its press release of November 6, 2007 net income of $8.8 million or $0.24 per diluted share.

The additional net income compared to the amount previously announced is the result of a $2.0 million income tax benefit primarily related to the U.S. branch of the Company and a reversal of a valuation allowance previously provided on net operating losses in that branch. This benefit is in addition to the $4.2 million of after-tax benefit for the two separate tax and contingency matters disclosed in the Company's press release of November 6, 2007. Thus, the $2.0 million associated with the U.S. federal income tax return, when added to the $4.2 million of after tax benefits associated with the Canadian and Mexican tax matters previously disclosed, or $6.2 million, represents an impact of $0.16 per diluted share for the quarter ended September 30, 2007.

Our Form 10-Q filing reflects no other changes to the results announced aside from the $2.0 million tax benefit related to the 2006 U.S. federal income tax returns. Thus, revenues, operating income and income before tax remain the same as previously announced on November 6, 2007. We have revised the Summary of Results reported in the November 6, 2007 press release to account for this additional $2.0 million adjustment.

Changes in Internal Controls Over Financial Reporting

In connection with the preparation of the financial statements for the quarter ended September 30, 2007 we identified certain tax return to provision adjustments related to our recent Canadian and U.S. tax return filings. We identified these adjustments as a result of our existing control procedures. However, we are in the process of evaluating the impact of these tax return to provision adjustments on our current control environment.

Summary of Results

(in millions of U.S. $, except per share amounts and percentages)

U.S. GAAP-Unaudited
	Quarter 3		Quarter 2	Nine Months Ended
	2007	2006	2007	9/30/2007	9/30/2006
Revenues	$113.9	$101.5	$109.8	$338.0	$271.8

Operating Income	8.6	14.6	7.6	35.2	41.6

Net Income	10.8	8.5	3.9	25.7	20.1

EPS (diluted)	$0.29	$0.23	$0.10	$0.69	$0.55

Adjusted EBITDA* (as defined)	$18.1	$22.7	$15.6	$60.2	$58.9

*See explanation of Non-GAAP measure below

Non-GAAP Measures - Adjusted EBITDA (as defined below)

Our management evaluates Company performance based on non-GAAP measures, of which a primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe EBITDA is useful to an investor in evaluating our operating performance because:

  it is widely used by investors in our industry to measure a company's operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

  it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

  it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses EBITDA:

  as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

  as one method we use to evaluate potential acquisitions;

  in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

  to assess compliance with financial ratios and covenants included in our credit agreements; and

  in communications with investors, analysts, lenders, and others concerning our financial performance.

For further information please contact:

Julio Quintana (713) 359-7000

Anthony Tripodo (713) 359-7000

Tesco Corporation

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as "anticipate", "believe", "expect", "plan", "intend", "forecast", "target", "project", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of TESCO's prospects, future revenues, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, TESCO concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and TESCO does not undertake any obligation to up date publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers' exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry), and risks associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Further information regarding these factors may be found in TESCO's most recent annual information form and in TESCO's most recent consolidated financial statements, management information circular, quarterly reports, management's discussion and analysis, material change reports and news releases and in TESCO's Annual Report on Form 10-K for the year ended December 31, 2006 and in TESCO's Annual Report on Form 40-F for the year ended December 31, 2005. Copies of TESCO's Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. TESCO's U.S. public filings are available at www.sec.gov and at www.tescocorp.com.